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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-23265) pertaining to the 1996 Equity Incentive Plan, 1995 Equity Incentive Plan and Employee Stock Purchase Plan of Coulter Pharmaceutical, Inc., of our report dated January 27, 1999, with respect to the consolidated financial statements of Coulter Pharmaceutical, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
March 25, 1999